UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2019

Replay Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-38859 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

767 Fifth Avenue, 46th Floor New York, New York (Address of principal executive offices)	10153 (Zip Code)

(212) 891-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On April 15, 2019, Replay Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the ordinary shares and warrants included in the Units commencing on April 18, 2019. Those Units that are not separated will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “RPLA.U,” and each of the ordinary shares and warrants that are separated will trade on the NYSE under the symbols “RPLA” and “RPLA WS,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into ordinary shares and warrants.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLAY ACQUISITION CORP.

By:	/s/ Edmond Safra
	Name:	Edmond Safra
	Title:	Co-Chief Executive Officer

By:	/s/ Gregorio Werthein
	Name:	Gregorio Werthein
	Title:	Co-Chief Executive Officer

Date:      April 15, 2019